UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2016

Sierra Income Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-54650	45-2544432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Ave, 6th Floor East

New York, NY 10017

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 759-0777

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 13, 2016, Sierra Income Corporation (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”).

The following two proposals were voted on at the Annual Meeting: (1) the re-election of Oliver T. Kane to serve as a Class I director until the Company’s 2019 Annual Meeting of Stockholders or until his successor is duly elected and qualified; and (2) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below. Both proposals were approved by the requisite vote.

Proposal 1.	The re-election of Oliver T. Kane to serve as a Class I director until the Company’s 2019 Annual Meeting of Stockholders or until his successor is duly elected and qualified:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Oliver T. Kane	17,685,251	848,167	14,218,849

Proposal 2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

Votes For	Votes Against	Votes Abstained
31,937,365	240,869	574,033

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2016	SIERRA INCOME CORPORATION

	By:	/s/ Richard T. Allorto, Jr.
Richard T. Allorto, Jr. Chief Financial Officer